EXHIBIT 23.3

CONSENT OF THE AUDITOR GENERAL

     I consent to the incorporation by reference, into the basic prospectus included in the Registration Statement of the Province of Manitoba on Schedule B under the Securities Act of 1933, filed on October 29, 2003, of my reports to the Legislative Assembly dated September 17, 2002, (a) on the Summary Financial Statements of the Public Accounts of the Province of Manitoba, in accordance with the accounting policies as disclosed in Note 1 to the financial statements and (b) on the Special Purpose Operating Fund and Special Funds Financial Statements, in accordance with the accounting policies as disclosed in Note 1 to the financial statements, respectively, for the fiscal year ended March 31, 2002 included in the annual report of the Province of Manitoba.

     This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purpose.

/s/ J. W. Singleton J.W. SINGLETON, CA • CISA Auditor General

Winnipeg, Manitoba October 29, 2003